SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential. For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SOBIESKI BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:


[   ]   Fee paid previously with preliminary materials:


[   ]   Check box if any part of the fee is offset as provided by Exchange  Act

Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously paid:

         (2)   Form, Schedule or Registration Statement no.:

         (3)   Filing Party:

         (4)   Date Filed:

                             SOBIESKI BANCORP, INC.



                                                              September 17, 1997


Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Sobieski Bancorp, Inc., I cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 2:00 p.m., local time, on October 27, 1997 at the Company's main office located at 2930 W. Cleveland Road, South Bend, Indiana.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to elect two directors, ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's auditors and vote upon a resolution proposed by a stockholder of the Company. The Board of Directors recommends that you vote FOR the Board's nominees for election as directors and FOR the ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's auditors. The Board of Directors recommends that you vote AGAINST the stockholder proposal.

         In addition to the stockholder vote on corporate business items, the meeting will include management's report to you on Sobieski Bancorp, Inc.'s 1997 financial and operating performance.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Sobieski Bancorp, Inc. additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                           Sincerely,


                                           /s/Thomas F. Gruber
                                           -------------------
                                           Thomas F. Gruber
                                           President and Chief Executive Officer

                             SOBIESKI BANCORP, INC.
                             2930 W. Cleveland Road
                            South Bend, Indiana 46628
                                 (219) 271-8300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 27, 1997


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Sobieski Bancorp, Inc. (the "Company") will be held at the Company's main office, located at 2930 W. Cleveland Road, South Bend, Indiana at 2:00 p.m., South Bend, Indiana time, on October 27, 1997.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.    the election of two directors of the Company;

         2. the ratification of the appointment of Coopers & Lybrand, L.L.P. as the auditors of the Company for the fiscal year ending June 30, 1998;

         3. a proposal by a stockholder of the Company for the appointment of a special committee of the Board of Directors;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 9, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/Thomas F. Gruber
                                           -------------------
                                           Thomas F. Gruber
                                           President and Chief Executive Officer

South Bend, Indiana
September 17, 1997


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT



                             Sobieski Bancorp, Inc.
                             2930 W. Cleveland Road
                            South Bend, Indiana 46628
                                 (219) 271-8300


                         ANNUAL MEETING OF STOCKHOLDERS
                                October 27, 1997



         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Sobieski Bancorp, Inc. (the "Company"), the parent company of Sobieski Federal Savings and Loan Association of South Bend ("Sobieski Federal" or the "Association"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's main office, located at 2930 W. Cleveland Road, South Bend, Indiana on October 27, 1997, at 2:00 p.m., South Bend, Indiana time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about September 17, 1997.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors, (ii) the appointment of Coopers & Lybrand, L.L.P. as auditors for the Company and (iii) a proposal by a stockholder, described elsewhere herein (the "Stockholder Proposal").

Vote Required and Proxy Information

         All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the appointment of Coopers & Lybrand L.L.P. as auditors for the Company and against the Stockholder Proposal. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes cast. The ratification of the appointment of Coopers & Lybrand, L.L.P. as auditors and the approval of the Stockholder Proposal each require the affirmative vote of a majority of the votes cast on the matter. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Votes withheld (for the election of directors) and broker non-votes will have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Marsha Nafrady, Secretary, Sobieski Bancorp, Inc., 2930 W. Cleveland Road, South Bend, Indiana 46628.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on September 9, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, there were 759,652 shares of Common Stock issued and outstanding. The following table sets forth, as of September 9, 1997, information regarding share ownership of (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) Thomas F. Gruber, the Company's and the Association's current President and Chief Executive Officer and Gerald R. Gadacz, who retired as the Company's and the Association's President and Chief Executive Officer in July 1996; and (iii) all directors and executive officers of the Company and the Association as a group. For information regarding the beneficial ownership of Common Stock by directors of the Company, see "Proposal I. Election of Directors."

                                                                      Shares
                                                                   Beneficially       Percent
            Beneficial Owner                                          Owned          of Class
            ----------------                                          -----          --------
Sobieski Bancorp, Inc. Employee Stock Ownership Plan(1)             57,935             7.63%
2930 W. Cleveland Road
South Bend, Indiana  46628

Thomas F. Gruber                                                    16,042(2)(3)       2.09
President and Chief Executive Officer

Gerald R. Gadacz                                                    10,000(2)          1.32
Retired President and Chief Executive Officer

Directors and executive officers of the Company                     98,272(4)         12.60
 and the Association, as a group (8 persons)
------------------------

(1)  The amount reported  represents shares held by the  Association's  Employee
     Stock Ownership Plan ("ESOP"), which have not yet been allocated to the accounts of participants. As of September 9, 1997, 19,345 of the 77,280 shares held in the aggregate by the ESOP had been allocated to accounts of participants. First Source Bank, South Bend, Indiana, the trustee of the
     ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which Messrs. Gruber and Gadacz may be deemed to have sole or shared voting and/or investment powers.

(3) Amount includes 5,796 shares which Mr. Gruber currently has the right to acquire or will have the right to acquire within 60 days of September 9, 1997 pursuant to stock options granted under the Company's 1995 Stock
     Option and Incentive Plan (the "Stock Option Plan") and 2,320 shares awarded as restricted stock under the Company's Recognition and Retention
     Plan (the "RRP") which have vested or will vest within 60 days of September
     9, 1997 (and which have or will become free of all restrictions originally placed thereon).

(4)  Amount includes  shares held directly,  as well as shares held jointly with family  members,  shares  held in  retirement  accounts,  shares  held in a fiduciary capacity or by certain family members,  with respect to which the group members may be deemed to have sole or shared voting and/or investment powers. Amount also includes 16,256 shares subject to options granted under
     the  Stock  Option  Plan   currently   exercisable  or  which  will  become
     exercisable within 60 days of September 9, 1997 and 6,590 shares awarded as restricted  shares under the Company's  Recognition and Retention Plan (the
     "RRP") that have vested or will vest  within 60 days of  September  9, 1997
     (and which have or will become free of all restrictions  originally  placed thereon). Amount excludes all shares held by Mr. Gadacz.

                       PROPOSAL I - ELECTION OF DIRECTORS


         The Company's Board of Directors is presently composed of six members, each of whom is also a director of the Association. The Directors are divided into three classes. Directors of the Company are generally elected to serve for three-year terms which are staggered to provide for the election of approximately one-third of the directors each year.

         The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                        Shares of Common
                           Age at                                              Term    Stock Beneficially     Percent
                          June 30,                                  Director    to          Owned at             of
    Name                    1997        Position(s) Held            Since(1)  Expire    September 9, 1997(2)   Class
    ----                    ----        ----------------            --------  ------    --------------------   -----
                                  NOMINEES

George J. Aranowski          66   Director                           1973      2000           12,706           1.67%
Robert J. Urbanski           45   Chairman of the Board              1991      2000           22,706           2.98

                                  DIRECTORS CONTINUING IN OFFICE


Leonard J. Dobosiewicz       56   Director                           1977      1998            9,706           1.27
Joseph A. Gorny              54   Director                           1993      1998           22,706           2.98
Thomas F. Gruber             55   President and Chief Executive      1981      1999           16,042           2.09
                                  Officer
Joseph F. Nagy               49   Vice Chairman and Director         1985      1999           10,206           1.34
-------------------------------

(1)  Includes service as a director of the Association.

(2) Includes shares held directly, as well as shares held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment powers. Also includes 1,932, 1,932, 1,932, 1,932, 5,796 and 1,932 shares which Messrs.
     Aranowski, Urbanski, Dobosiewicz, Gorny, Gruber and Nagy, respectively, currently or will within 60 days of September 9, 1997 have the right to acquire pursuant to stock options granted under the Stock Option Plan and 774, 774, 774, 774, 2,320 and 774 shares awarded as restricted stock under the RRP to Messrs. Aranowski, Urbanski, Dobosiewicz, Gorny, Gruber and
     Nagy, respectively, which have vested or will vest within 60 days of September 9, 1997 (and which have or will become free of all restrictions originally placed thereon).

         The business experience of each director and director nominee is set forth below. All directors and director nominees have held their present positions for at least the past five years, except as otherwise indicated.

         George J. Aranowski. Mr. Aranowski is a Certified Public Accountant with his own accounting practice.

         Robert J. Urbanski. Mr. Urbanski is President and 50% owner of Trans-Tech Electric Co., an electrical contractor in South Bend.

         Leonard J. Dobosiewicz. Mr. Dobosiewicz has been in the maintenance profession at local schools.

         Joseph A. Gorny. Mr. Gorny is in the real estate business and is also the owner of a liquor store.

         Thomas F. Gruber. Mr. Gruber became the President and Chief Executive Officer of the Company and the Association in September 1996 after the retirement of Gerald R. Gadacz. Prior to being named President and Chief Executive Officer, Mr. Gruber was the State Editor of the South Bend Tribune.

         Joseph F. Nagy. Mr. Nagy is the Auditor of St. Joseph County.

Board of Directors' Meetings and Committees

         Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are held on at least a quarterly basis. The Board of Directors met 12 times during the fiscal year ended June 30, 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the total number of Board Meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The  Board  of  Directors  of  the  Company  has  standing   Audit  and
Compensation Committees.

         The Audit Committee recommends independent auditors to the Board and reviews the results of the auditors' services. The members of the Audit Committee are Directors Nagy, Aranowski and Urbanski. During fiscal 1997, this committee met 3 times.

         The Compensation Committee is currently composed of Directors Aranowski, Nagy and Urbanski. Thomas F. Gruber, President and Chief Executive Officer of the Company, served on the Compensation Committee prior to becoming President and Chief Executive Officer, from March 1996 to September 1996. The Compensation Committee is responsible for administering the Stock Option Plan and the RRP. The Compensation Committee met four times during fiscal 1997.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Corporation. Pursuant to the Corporation's Bylaws, nominations by shareholders must be delivered in writing to the Secretary of the Corporation at least 90 days prior to the date of the annual meeting.

         Board and Committee Meetings of the Association. Meetings of the Association's Board of Directors are generally held on a monthly basis. The Board of Directors of the Association held 12 meetings during the year ended June 30, 1997. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the year.

Director Compensation

         Directors of the Company are paid $500 per month for service on the Company's Board of Directors. Directors of the Association are paid fees of $350 per meeting attended. Directors of the Association also receive compensation for participation on committees in the amount of $100 for each meeting attended. In addition, during fiscal 1997, Mr. Urbanski received $400 per month for service as Chairman of the Board of Directors of the Company and Mr. Nagy received $200 per month for service as Vice Chairman of the Board of Directors of the Company.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Association for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Association.

         The following table sets forth information concerning the compensation paid or accrued by the Association for services rendered by Thomas F. Gruber, the Company's and the Association's current Chief Executive Officer, and Gerald
R. Gadacz, who retired as the Company's and the Association's Chief Executive Officer in July 1996. See "Retirement Agreement." No executive officer of the Company or the Association was paid in excess of $100,000 during fiscal 1997.

Summary Compensation Table

                                                                             Long-Term Compensation
                                               Annual Compensation                   Awards
                                        ---------------------------------   -------------------------
                                                             Other Annual   Restricted                      All Other
                               Fiscal    Salary     Bonus    Compensation      Stock        Options/      Compensation
 Name and Principal Position    Year      ($)        ($)         ($)         Award ($)      SARs (#)            ($)
 ---------------------------    ----      ---        ---         ---         ---------      --------            ---
Thomas F. Gruber, President     1997    $63,370(2)    ---        ---         $98,532(3)     19,320(4)       $  ---
and Chief Executive Officer(1)  1996       ---        ---        ---            ---           ---              ---
                                1995       ---        ---        ---            ---           ---              ---

Gerald R. Gadacz, Retired       1997      4,400       ---        ---            ---           ---              ---
President and Chief Executive   1996     73,579(5)    ---        ---          40,250(6)      5,000(6)        14,743(7)
Officer                         1995     69,375(5)    ---        ---            ---           ---             5,286(7)
--------

(1) Mr. Gruber became President and Chief Executive Officer of the Company and the Association in October 1996. Prior to that time, he was a director of the Company and the Association but did not serve as an executive officer of the Company or the Association.

(2) Includes $18,380 in fees for service as a director of the Company and the Association during fiscal year 1997. For his service as a director of the Company in fiscal years 1996 and 1995, Mr. Gruber received fees of $22,865 and $17,425, respectively.

(3) Based on the $12.75 average of the closing bid and ask price per share of the Common Stock on September 30, 1996, the date of grant. The 7,728 shares of restricted stock granted on September 30, 1996 are scheduled to vest in five equal annual installments, commencing September 30, 1997. While a director of the Company, Mr. Gruber was awarded on October 25, 1995, 1,932 shares of restricted stock (the value of which, on the date of grant (based on the $12.625 average of the closing bid and ask price per share of the Common Stock on the date of grant) was $24,392). Twenty percent of the 1,932 restricted shares vested on October 25, 1996, and the remaining shares are scheduled to vest in equal annual installments on October 25, 1997, 1998, 1999 and 2000, respectively. Dividends are paid on the restricted shares held by Mr.
         Gruber to the same extent and on the same date as dividends are paid on all other outstanding shares of the Common Stock. Based on the average of the closing bid and ask prices per share of the Common Stock on June
         30, 1997 ($14.75), the 9,274 restricted shares held by Mr. Gruber had an aggregate market value of $136,792.

(4) Mr. Gruber was also granted an option to purchase 4,830 shares of Common Stock in fiscal 1996.

(5) Includes $16,345 and $13,150 in fees for service as a director in fiscal 1996 and 1995, respectively.

(6) Mr. Gadacz forfeited all options and restricted stock upon his retirement from the Company in July 1996. See "Retirement Agreement."

(7) Represents employer contributions under the Association's 401(k) plan and allocations to Mr. Gadacz' ESOP account for 1996 and 1995, as follows: 1996 - 401(k): $715, ESOP: $14,028; 1995 - 401(k): $875, ESOP:
         $4,411.

Retirement Agreement

         On July 10, 1996, the Association and the Company entered into a retirement agreement with Gerald R. Gadacz pursuant to which Mr. Gadacz retired as President and Chief Executive Officer of the Association and the Company. He also retired from the Board of Directors of both the Association and the Company and agreed to the cancellation of his employment agreement. In consideration for the foregoing, the Company agreed to pay Mr. Gadacz $80,000 per year over a two-year period. In addition, the company agreed to provide to Mr. Gadacz with health benefits for a period of two years and other benefits up to $10,000.

         The following table sets forth certain information concerning grants of stock options pursuant to the Stock Option Plan to Mr. Gruber during fiscal 1997. No stock options were granted to Mr. Gadacz in fiscal 1997. No stock appreciation rights ("SARs") were granted to Mr. Gruber or Mr. Gadacz in fiscal 1997.

                          OPTION GRANTS IN LAST FISCAL YEAR

                         Individual Grants
                         Number of       % of Total
                           Shares         Options
                         Underlying      Granted to      Per Share
                          Options       Employees in      Exercise    Expiration
                          Granted       Fiscal Year        Price         Date
                          -------       -----------        -----         ----
Thomas F. Gruber         19,320(1)          100%           $12.75      09/30/06
----------------

(1) The  option  is  scheduled  to vest  annually  in 20%  increments  beginning
September 30, 1997.

         The following table sets forth information regarding stock options exercised by Messrs. Gruber and Gadacz during fiscal 1997 and the number and value of unexercised stock options held by such individuals at June 30, 1997. No stock options were exercised by Mr. Gruber or Mr. Gadacz during fiscal 1997. All options granted will expire ten years from the date of grant and have exercise prices per share equal to the market value per share of the Common Stock on the date of grant.

                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                              OPTION/SAR VALUES

                                                                                         Value of
                                                         Number of                     Unexercised
                                                        Unexercised                    In-the-Money
                                                      Options/SARs at                 Options/SARs at
                                                         FY-End (#)                     FY-End ($)
                           Shares                ---------------------------    ----------------------------
                          Acquired
                             on        Value
                          Exercise    Realized
       Name                  (#)        ($)      Exercisable   Unexercisable    Exercisable    Unexercisable
       ----                  ---        ---      -----------   -------------    -----------    -------------
 Thomas F. Gruber            ---        ---          966           23,184        $ 2,048(1)     $38,640(1)

 Gerald R. Gadacz(2)         ---        ---          ---            ---          $  ---         $  ---
-------------

(1) Represents the difference between the aggregate fair market value of the options as of June 30, 1997 and the aggregate exercise price.

(2) Mr. Gadacz forfeited all options upon his retirement from the Company in July 1996.

Employment Agreement

         On September 30, 1996, the Association entered into an employment agreement with Mr. Gruber providing for an initial term of three years (the "Employment Agreement"). The Employment Agreement provides for an annual salary in an amount not less than Mr. Gruber's salary as of the date on which the Employment Agreement was executed and provides for an annual extension of the term of the Employment Agreement by one year, subject to the performance of an annual formal evaluation by disinterested members of the Board of Directors of the Association. The Employment Agreement also provides for termination in the event of Mr. Gruber's death, for cause or in certain events specified by the regulations of the Office of Thrift Supervision. The Employment Agreement is also terminable by Mr. Gruber upon 90 days' notice to the Association.

         The Employment Agreement provides for payment to Mr. Gruber of an amount equal to 299% of his five-year average base compensation, if his employment is involuntarily terminated in connection with a "change in control" of the Association or the Company or within twelve months thereafter. For purposes of the Employment Agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4. Such events are generally triggered prior to the acquisition of control of 10% of the Common Stock. If the employment of Mr. Gruber had been terminated as of June 30, 1997 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $205,243.

Certain Transactions

         The Association has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences. All such loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. The Association's loans to directors, executive officers, employees and members of their immediate families totaled $678,000 at June 30, 1997, which was 5.49% of the Company's stockholders' equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms which in the aggregate exceeded $60,000 during the two years ended June 30, 1997. All loans to directors and officers were performing in accordance with their terms at June 30, 1997.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Coopers & Lybrand, L.L.P., independent accountants, to be the Company's auditors for the fiscal year ending June 30, 1998. Representatives of Coopers & Lybrand, L.L.P. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                       PROPOSAL III - STOCKHOLDER PROPOSAL

         The Company has received from a stockholder for consideration at the Meeting the proposal set forth below. The name and address and number of shares owned by the stockholder submitting the Stockholder Proposal will be furnished by the Company to any person either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

Proposal

         "RESOLVED, that the shareholders of Sobieski Bancorp, Inc. (the "Company") hereby recommend that the board of directors appoint a special committee, consisting of all directors except those who are current or former officers of the Company, for the purpose of soliciting, reviewing and negotiating offers to acquire the Company on terms that are fair and in the best interests of the shareholders of the Company. If the committee determines that an offer is financially fair to the shareholders of the Company and would receive required regulatory approvals, the committee shall recommend to the board of directors that it consider and act on the offer in accordance with applicable law.

         RESOLVED FURTHER, that these resolutions shall not be altered, amended, modified or repealed except by the shareholders of the Company."

Statement in Support of Proposal

         Proponent believes the Company has performed poorly and management has failed to generate a reasonable return on shareholders' equity and assets. Proponent believes management has unduly risked the shareholders' capital for all of the following reasons:

     1. Mr. Gruber, the President and CEO of the Company, lacks experience both in running a savings and loan and in running a public company. Prior to becoming President and CEO of the Company, Mr. Gruber was the State Editor of the South Bend Tribune.

     2. In an effort to increase profits, management has engaged in commercial loan transactions without having adequate experience or expertise. Management has hired a commercial loan officer to handle these transaction, but has inadequate experience or expertise to oversee the loan officer's activities.

     3. Management has failed to disseminate information to shareholders on a timely basis. The Company released no information when the CFO resigned approximately one month ago. The Company released no information when the CEO resigned in July 1996, and only released that information when the CEO resigned in July 1996, and only released that information with the Company's annual report, which was disseminated at least two months later.

     4. Proponent believes management has little or no incentive to change its policies because it owns less than 10% of the outstanding shares of the Company and has attempted to entrench itself through charter and by-law provisions.

     5. Proponent believes management lacks an ability to produce satisfactory operating profits from traditional lending activities. Proponent fears that management's ill-advised policies place the Company's capital at significant risk, therefore threatening the continued viability of the Company in the event of an economic downturn.


         As more financial institutions are acquired, and due to the maturity of the business cycle, Proponent believes that now is the time to actively explore an acquisition so that the Company can be sold as soon as legally permissible. Proponent believes the creation of a committee of independent directors to carry out this effort is the best method of enhancing and maximizing shareholder value and serving the interests of shareholders. Shareholders should vote "FOR" the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS.

         The Board of Directors recognizes as its primary duty the maximization of stockholder value. The Board of Directors has successfully managed and believes it has positioned the Company for the long-term benefit of all stockholders. The Board believes the Proponent's suggestion to enhance shareholder value represents an effort to reap short-term gains at the expense of the long-term interests of all stockholders. Furthermore, the Proposal is supported by a statement the Board believes to be erroneous and misleading.

         It should be clear after reviewing the favorable operating results of the Company, as well as the steps taken by the Board of Directors to increase management strength and stockholder communications, that the Company has made substantial progress over the past year. This progress should not be cut short by an ill-conceived stockholder proposal that seeks to take away from stockholders, the Company's employees, and the communities in which the Company has offices, the opportunities for growth in stockholder value, and service to its customers.

         Proponent suggests that Mr. Gruber lacks experience in operating a savings association and a public company. Proponent has failed, however, to mention that Mr. Gruber had served as a director of the Association for 15 years prior to becoming President and Chief Executive Officer of the Company in 1996. Nor has Proponent mentioned that Mr. Gruber has served on committees of the Association's and the Company's Boards of Directors that are involved in all aspects of the respective organizations' operations, including, among other things, loans, audit, compensation, executive administration and investment. Thus, contrary to Proponent's assertions, Mr. Gruber is intimately familiar with and has experience in the operations of a savings association.

         Proponent notes that prior to becoming President and Chief Executive Officer of the Company, Mr. Gruber was State Editor of the South Bend Tribune. At the South Bend Tribune, Mr. Gruber's responsibilities were similar to many of those faced by corporate executives, namely, budget, personnel development, marketing and strategic planning and various other administrative duties. Mr. Gruber's position with the South Bend Tribune facilitated his active involvement in numerous local civic organizations. Mr. Gruber is well-known in the Company's core market area, an essential attribute for the chief executive officer of a company attempting to succeed as a community banking organization. Mr. Gruber was recently recognized with listing in the Indianapolis Star's annual report on Indiana's top business executives.

         Proponent notes that the Company has commenced a commercial lending program. The commercial lending program was implemented in response to customer interest and in an attempt to improve the Company's interest rate spread. One year after initiating this program, the Company had approximately $4.2 million in commercial loans, representing approximately 6% of the total loan portfolio at June 30, 1997. The Company's commercial lending program emphasizes local, commercial real estate loans and lines of credit, plus participations through 1st Source Bank, a commercial bank located in South Bend. The Company views Mr. Gruber's strong ties to the community as a tremendous asset to the commercial lending program. As of June 30, 1997, the Company had experienced no losses on these commercial loans. The Company has reviewed its loan loss reserves in light of its new lending policies and believes it has adequate reserves.

         Proponent suggests that the Company's management has engaged in commercial loan transactions without having adequate experience. In March 1997, the Company hired Dean A. Dolph as a commercial loan officer. Mr. Dolph has 11 years experience in commercial lending. Prior to joining the Company, Mr. Dolph was assistant vice president in charge of residential and commercial lending at Indiana Lawrence Bank, Rochester Indiana. Contrary to Proponent's assertions, the Company is well-equipped to oversee Mr. Dolph's activities. The Association's commercial loan policy was recently revised to require prior Board approval of all loans in excess of $250,000. Loans of less than $250,000 require review of the Chief Executive Officer and Chief Financial Officer.

         Proponent suggests that management has failed to disseminate information to stockholders on a timely basis. Since the commencement of Mr. Gruber's employment with the Company, management's dissemination of material information has improved markedly. The number of press releases and other public disclosures regarding dividends, quarterly earnings and other business developments have increased substantially. Mr. Gruber also started a quarterly newsletter mailed to every stockholder that summarizes the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission and other important information about the Company. The newsletter is not required by any law or regulation, but is provided in order to ensure prompt disclosure of material information about the Company to stockholders.

         The Board of Directors disagrees with Proponent's assertion that, as holders of slightly under 10% of the Common Stock, management has little incentive to implement new strategies designed to enhance stockholder value. The members of the Board of Directors presently own 77,680 shares, or just under 10% of the Common Stock currently outstanding. Furthermore, as of June 30, 1997, the Company's directors and officers held in the aggregate options to acquire 50,300 shares of Common Stock and 18,648 shares of restricted stock. Particularly with respect to their stock options, management has a substantial incentive to increase the value of the Common Stock.

         The Board of Directors also disagrees with Proponent's suggestion that management has sought to entrench itself through provisions in the Company's Certificate of Incorporation and Bylaws. Such provisions were included not in order to entrench management, but to provide the Board of Directors with maximum flexibility in conducting the business of the Company in a manner consistent with the best interests of the stockholders.

         In 1996, management embarked on a three-year plan designed to serve the best interests of stockholders by improving earnings-per-share and return on equity. Toward this end, the Company has expanded its residential lending operations through staff reorganization, aggressive marketing, an expansion of its lending area and the hiring of a commercial loan officer with 11 years experience and a chief financial officer with 17 years experience in the bank and thrift industries. Over the last year, the Company's mortgage portfolio increased from $53.1 million at June 30, 1996 to $61.3 million at June 30, 1997 and net interest income increased by $214,000. Net income after taxes, as adjusted from the one-time assessment to recapitalize the Savings Association Insurance Fund, increased by 48.4% during fiscal 1997, from $335,000 at June 30, 1996 to $497,000 at June 30, 1997. These increases were achieved without sacrificing asset quality, and demonstrate management's ability to produce satisfactory operating results.

         Even more telling of management's ability to enhance stockholder value is the increase in the price of the Common stock from $10.00 per share at the time of the initial public offering in March 1995 to $16.50 per share at July 31, 1997, a 65% gain. In addition, management implemented a quarterly cash dividend policy in January 1997. Dividend payments have increased by 14.3% since the implementation of this policy, from $.07 per share at January 1997 to $.08 per share at July 30, 1997.

         As more fully detailed in the Chairman's  Letter to Stockholders in the
accompanying  1997  Annual  Report  to  Stockholders,   the  key  components  of
management's plan to enhance stockholder value are as follows:

     o   increase  net  interest   margin  through  the  gradual  shift  in  the
         composition of the loan portfolio toward one typically held by a community bank;

     o retain deposits though special short-term and long-term certificate of deposit promotions;

     o   increase  non-interest  income through a restructuring  of the loan fee schedule (currently below the Association's market average in the Association's market area) and promotion and cross-selling of transaction accounts;

     o   explore the continued use of stock repurchases and increased dividends;

     o additional leveraging of capital through growth in one- to four-family residential mortgage products and originations of commercial loan products, purchases of investment securities and mortgage-backed securities, participations in commercial lending with other financial institutions, and purchases of whole loans;

     o   increase fee income and control expenses; and

     o adopt new technology to enhance operations and attract and retain customers.

         The Board of Directors continues to evaluate strategic alternatives with the assistance of its advisers and has determined that the adoption of the Stockholder Proposal would not be in the best interests of the stockholders. In the exercise of its fiduciary duties, the Board of Directors will carefully consider, as it has done with the Stockholder Proposal, all options to increase stockholder value.

         FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.


                   STOCKHOLDER PROPOSALS--1998 ANNUAL MEETING


         In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 2930
W. Cleveland Road, South Bend, Indiana 46628, no later than May 20, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission and to provide the Company with copies of such reports. Based solely upon information provided to the Company by the directors and officers subject to Section 16(a), all Section 16(a) filing requirements applicable to such persons were complied with during fiscal 1997, except for the inadvertent failure to timely file a Form 3 Initial Statement of Beneficial Ownership by Arthur Skale, the Vice President of Finance and Chief Financial Officer of the Company. Mr. Skale subsequently filed the required form with the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained Regan & Associates to assist in the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket expenses.

                                 REVOCABLE PROXY
                             SOBIESKI BANCORP, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                October 27, 1997

  The undersigned hereby appoints the Board of Directors of SobieskiBancorp, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the"Meeting") to be held at the main office of the Company, located at 2930 W. Cleveland Road, SouthBend, Indiana on October 27, 1997 at 2:00 p.m. and at any and all adjournments and postponements thereof.


   The Board of Directors recommends a vote "FOR" the election of the nominees listed in Item 1 and "FOR" the ratification of the appointment of auditors named in Item 2.

1. The election as directors of all nominees listed below (except as marked to the contrary):

   GEORGE J. ARANOWSKI                 ROBERT J. URBANSKI



   [   ] For            [   ] Withold          [   ] Except



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------




2. The ratification of the appointment of Coopers &Lybrand, L.L.P. as auditors for the Company for the fiscal year ending June 30, 1998.

   [   ] For            [   ] Against            [   ] Abstain


               The Board of Directors recommends a vote "AGAINST"
                     the proposal set forth in Item 3 below.

3. A proposal by a stockholder of the Company for the appointment of a special committee of the Board of Directors.

   [   ] For            [   ] Against            [   ] Abstain

          Please be sure to sign and date this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                              SOBIESKI BANCORP, INC.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS LISTED IN
ITEM 1 ABOVE AND FOR THE  RATIFICATION  OF THE  APPOINTMENT OF AUDITORS NAMED IN
ITEM 2 ABOVE AND AGAINST THE PROPOSAL SET FORTH IN ITEM 3 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THEMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.

  Please sign exactly as your name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY